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                                                                    Exhibit 23.3


               [LETTERHEAD OF BLACKWELL SANDERS PEPER MARTIN LLP]


The Board of Directors
O'Sullivan Industries Holdings, Inc.
1900 Gulf Street
Lamar, Missouri 64759

Members of the Board:

         We hereby consent to the references to our opinion letter dated
June 29, 1999 in the Prospectus of O'Sullivan Industries, Inc. ("O'Sullivan") relating to the planned exchange of O'Sullivan's outstanding 13 3/8% Senior Subordinated Notes due 2009 for 13 3/8% Series B Senior Subordinated Notes due 2009, which Prospectus is part of the Registration Statement filed on Form S-4 of O'Sullivan.


                                       By /s/ Blackwell Sanders Peper Martin LLP
                                          --------------------------------------
                                              BLACKWELL SANDERS PEPER MARTIN LLP

New York, New York
February 28, 2000